UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 30, 2023

P2 SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-91190	98-0234680
State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

13718 91 Avenue, Surrey, British Columbia, Canada	V3V 7X1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(778) 321-0047

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered

Securities registered pursuant to section 12(g) of the Act:

None
(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 11, 2023, P2 Solar Inc. (the “Company”) was informed that Gries & Associates, LLC (“Gries”) had sold its business to GreenGrowth CPAs (“GreenGrowth”). The board of directors of the Company, acting as the audit committee, approved the decision to change the Company’s independent accountants to GreenGrowth.

On October 30, 2023, the Company engaged and executed an agreement with GreenGrowth, as the Company’s new independent accountant to replace Gries.

Former Independent Registered Public Accounting Firm

The reports of Gries regarding the Company’s financial statements for the fiscal years ended March 31, 2023 and 2022, being the two most recent fiscal years for which the Company has filed audited financial statements with the Securities and Exchange Commission (the “SEC”), did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended March 31, 2023 and 2022, and through November 6, 2023, the Company had no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Gries on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Gries would have caused Gries to make reference thereto in connection with its report.

During the fiscal years ended March 31, 2023 and 2022, and through November 8, 2023, the Company did not experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that management of the Company discussed with Gries the continued existence of material weaknesses in the Company’s internal control over financial reporting.

The Company has provided Gries with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission. The Company requested Gries to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements in response to Item 304(a) of Regulation S-K. A copy of Gries’ letter dated November 9, 2023 is filed as Exhibit 16.1 to this Form 8-K.

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New Independent Registered Public Accounting Firm

During the Company’s fiscal years ended March 31, 2023 and 2022, and through November 8, 2023, neither the Company nor anyone on the Company’s behalf consulted with GreenGrowth regarding any of the following:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that GreenGrowth concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided GreenGrowth with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission. The Company requested GreenGrowth to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements in response to Item 304(a) of Regulation S-K. A copy of GreenGrowth’s letter dated November 9, 2023 is filed as Exhibit 16.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter from Gries & Associates, LLC

99.1	News Release Announcing Change of Independent Registered Public Accounting Firm

* Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P2 SOLAR, INC.

Date:	November 13, 2023	/S/ Raj-Mohinder Singh Gurm
Raj-Mohinder S. Gurm, Chief Executive Officer (Principal Executive Officer)

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